Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


     Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month July 2004


5.2(a)(i)     on an aggregate basis:

                  Class A Monthly Principal                                                     0.00

                  Class B Monthly Principal                                                     0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                                     0.00

                  Class B Monthly Principal                                                     0.00

5.2(a)(ii)    on an aggregate basis:

                  Class A Monthly Interest                                                293,333.33

                  Class B Monthly Interest___________                                           0.00

              per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                                      1.47

                  Class B Monthly Interest                                                      0.00



5.2(a)(iii)   Collections of Principal Receivables allocated to Class A                         0.00

              Collections of Principal Receivables allocated to Class B                         0.00


5.2(a)(iv)    Collections of Finance Charge Receivables allocated to Class A            3,852,458.17

              Collections of Finance Charge Receivables allocated to Class B            1,150,734.26


5.2(a)(v)     Principal Receivables (beginning of month)                            1,071,110,029.82
                  Gross Credit Sales                                                  193,365,688.06


                  Principal Payments                                                 (167,854,033.13)
                  Returns                                                             (26,558,563.24)
                  Principal Defaults                                                   (8,113,953.57)
                  Ineligible Principal Receivables                                              0.00
                  Actual Misc. Adjustments                                                      0.00

              Principal Receivables (end of month)                                  1,061,949,167.94

              Total Portfolio Recoveries
                 Gross Recoveries                                                       1,376,782.36
                 Recoveries Net of Expenses                                             1,021,127.00

              Total Portfolio Finance Charge Collections
                 Finance Charge Collections                                            19,610,905.93
                 Finance Charge Collections with Recoveries                            20,632,032.93

              Investor Interest                                                       259,740,260.00

              Adjusted Investor Interest                                              259,740,260.00

                  Class A Investor Interest                                           200,000,000.00

                  Class A Adjusted Investor Interest                                  200,000,000.00

                  Class B Investor Interest                                            59,740,260.00

              Floating Investor Percentage                                                     24.25%

                  Class A Floating Allocation                                                  77.00%

                  Class B Floating Allocation                                                  23.00%

              Fixed Investor Percentage                                                         0.00%

                  Class A Fixed Allocation                                                      0.00%

                  Class B Fixed Allocation                                                      0.00%


5.2(a)(vi)    Delinquent Accounts

                  30-59 Days Delinquent                                                33,806,991.00

                  60-89 Days Delinquent                                                12,878,032.00

                  90 + Days Delinquent                                                 23,480,571.00


5.2(a)(vii)   Aggregate Investor Default Amount                                         1,967,604.03

                  Class A Investor Default Amount                                       1,515,055.10

                  Class B Investor Default Amount                                         452,548.93


5.2(a)(viii)  on an aggregate basis:

                  Class A Investor Charge-Offs                                                  0.00

                  Class B Investor Charge-Offs                                                  0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                                  0.00

                  Class B Investor Charge-Offs                                                  0.00


5.2(a)(ix)    on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                                       0.00

                  Class B Investor Charge-Offs reimbursed                                       0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                                       0.00

                  Class B Investor Charge-Offs reimbursed                                       0.00


5.2(a)(x)     on an aggregate basis:

                  Class A Servicing Fee                                                   333,333.33

                  Class B Servicing Fee                                                         0.00


5.2(a)(xi)    Portfolio Yield                                                                  14.02%


5.2(a)(xii)   Reallocated Class B Principal Collections                                         0.00


5.2(a)(xiii)  Class B Investor Interest                                                59,740,260.00


5.2(a)(xiv)   LIBOR for Interest Period                                                      1.38000%


5.2(a)(xv)    Principal Funding Account Balance                                                 0.00


5.2(a)(xvi)   Accumulation Shortfall                                                            0.00


5.2(a)(xvii)  Principal Funding Account Investment Proceeds                                     0.00

5.2(a)(xviii) Principal Funding Investment Shortfall                                            0.00


5.2(a)(xix)   on an aggregate basis:

                  Class A Available Funds                                               3,852,458.17


5.2(a)(xx)    Class A Certificate Rate                                                       1.65000%


              Other items

                  Number of Accounts (beginning of month)                                  2,050,140
                  Number of Accounts (end of month)                                        2,033,103

                  Collateral Performance

                      Total Payment Rate                                                       17.60%

                      Portfolio Yield (Gross)                                                  23.11%

                      Excess Spread (current month)*                                           11.13%
                      Excess Spread (previous month)                                           11.74%
                      Excess Spread (2 months previous)                                        11.60%
                      -------------------------------------------------------------------------------
                      Excess Spread (3 month rolling Average)                                  11.49%

                      * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                      Defaults                                                                  9.09%

                      30-59 Days Delinquent                                                     3.16%
                      60-89 Days Delinquent                                                     1.20%
                      90 + Days Delinquent                                                      2.19%
                      -------------------------------------------------------------------------------
                      Total Delinquent                                                          6.55%

                      Principal Payment Rate                                                   15.67%

                      Pool Balance in $MM (end of month)                                       1,062

                      Seller Percent                                                           27.64%

                  Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                      Net Portfolio Yield (current month, net of Charge-offs)                  14.02%
                      Net Portfolio Yield (previous month)                                     14.45%
                      Net Portfolio Yield (2 months previous)                                  14.16%
                      -------------------------------------------------------------------------------
                      Net Portfolio Yield (3 month rolling average)                            14.21%

                      Base Rate (current month)                                                 3.76%
                      Base Rate (previous month)                                                3.51%
                      Base Rate (2 months previous)                                             3.32%
                      -------------------------------------------------------------------------------
                      Base Rate (3 month rolling average)                                       3.53%

                      Spread to Base Rate (current month)                                      10.26%
                      Spread to Base Rate (previous month)                                     10.94%
                      Spread to Base Rate (2 months previous)                                  10.84%
                      -------------------------------------------------------------------------------
                      Spread to Base Rate (3 month rolling average)                            10.68%

                      Base Rate > Portfolio Yield (3 month rolling average)                        No



                                                Dillard National Bank
                                                  as Servicer


                                                By:___________________________

                                             Title: Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
 -----------------------------------------------------------------------------


                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


          Monthly Series 2002-2 Certificateholders' Statement


                      Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


          For the Period July 2004

                                                                  Class A            Class B         Class C                Total

          Section 5.2 - Supplement

(a) (i)   Monthly Principal Distributed                                  -                  -                   -                -

(a) (ii)  Monthly Interest Distributed per $1,000                     3.17                  -                   -             3.17
                      Deficiency Amounts                                 -                  -                   -                -
                      Additional Interest                                -                  -                   -                -
                      Accrued and Unpaid Interest                        -                  -                   -                -

(a) (iii) Collections of Principal Receivables               31,342,071.02       2,628,659.50        6,470,651.42    40,441,381.94

(a) (iv)  Collections of Finance Charge Receivables           3,852,458.17         323,105.67          795,349.93     4,970,913.77

(a) (v)   Aggregate Amount of Principal Receivables         198,289,463.90      16,630,537.34       40,937,371.41   255,857,372.64
                                  Investor Interest         200,000,000.00      16,774,000.00       41,290,516.00   258,064,516.00
                                  Adjusted Interest         200,000,000.00      16,774,000.00       41,290,516.00   258,064,516.00
                      Floating Investor Percentage                  18.67%              1.57%               3.85%           24.09%
                      Fixed Investor Percentage                   N/A                N/A                 N/A            N/A

(a) (vi)  Receivables Delinquent (As % of Total Receivables)
                      Current                      92.59%                                                           991,783,573.94
                      30 to 59 days                 3.16%                                                            33,806,991.00
                      60 to 89 days                 1.20%                                                            12,878,032.00
                      90 or more days               2.19%                                                            23,480,571.00
                      Total Receivables                                                                           1,061,949,167.94


(a) (vii) Investor Default Amount per $ 1,000                         7.58               0.64                1.56             9.77

(a) (viii)Investor Charge-Offs                                    N/A                N/A                 N/A            N/A

(a) (ix)  Reimbursed Investor Charge-Offs                         N/A                N/A                 N/A            N/A

          Section 5.2 - Supplement (Continued)

                                                             Class A             Class B                Class C     Total




(a) (x)   Servicing Fee                                         333,333.33        27,956.67           68,817.53         430,107.53

(a) (xi)  Portfolio Yield                                                                                                    14.02%


(a) (xii)  Reallocated Monthly Principal                                 -                -                   -                  -

(a) (xiii) Closing Investor Interest                        200,000,000.00    16,774,000.00       41,290,516.00     258,064,516.00

(a) (xiv)  Principal Funding Account Balance                                                                                     -

(a) (xv)   Accumulation Shortfall                                                                                                -

(a) (xvi)  Principal Funding Investment Proceeds                                                                                 -

(a) (xvii) Principal Investment Funding Shortfall                                                                                -

(a)(xviii) Available Funds                                    3,852,458.17       323,105.67          795,349.93       4,970,913.77

(a) (xix)  Certificate Rate                                           3.80%            0.00%               0.00%


           Additional Information


           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 07/01/04                                                                           1,071,110,029.82
           Credit Purchases                                                                                         193,365,688.06
           Credit Returns                                                                                          ($26,558,563.24)
           Collections                                                                                             (187,464,939.06)
           Finance Chgs & Late Fees                                                                                 $19,610,905.93
           Charge-offs                                                                                              ($8,113,953.57)
           Accounts Purchased / Sold                                                                                             -
                                                                                                       ---------------------------
           Ending Balance - 07/31/04                                                                              1,061,949,167.94
                                                                                                       ===========================
           Total Interest to be Distributed                                                                             633,333.33
                                                                                                       ===========================



           Dillard National Bank, as Servicer

           By:
               -------------------------

               James P. Turk
               Cashier